Exhibit 99.1
HOLLYWOOD MEDIA CORP. ACQUIRES
BROADWAY TICKETING BUSINESS OF SHOWTIX LLC
- Tuck-in acquisition strengthens company’s leading Broadway ticketing platform -
New York City, NY., February 6, 2007 — Hollywood Media Corp. (NASDAQ: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, announced today it has acquired the ticketing business of New York-based Showtix LLC, an established group ticketing sales agency for Broadway and Off-Broadway performances. The acquisition strengthens Hollywood Media Corp.’s Broadway Ticketing Division, one of the world’s leading ticketing sales platforms for live theater, through increased distribution capacity and customer services for group ticketing. The transaction was structured as an asset acquisition and closed on February 1, 2007, for a purchase price of $2.6 million in cash, and up to $370,000 payable over the next five years if certain performance targets are met.
Through this transaction, the Showtix business will be integrated into Hollywood Media Corp.’s Theatre Direct International (TDI) subsidiary. Showtix sold approximately 225,000 tickets in 2006, and Hollywood Media Corp. expects the transaction to be EBITDA-accretive in 2007.
In addition, Patricia Daily, President and Founder of Showtix LLC, has entered into a five-year employment agreement with TDI. She will report to Matt Kupchin, President of the Broadway Ticketing division. The combined TDI and Showtix businesses, together with Hollywood Media’s consumer theater ticketing brands Broadway.com and London-based Theatre.com, will provide ticketing and related content to consumer households, travel agencies, tour operators, corporations, educational institutions and affiliated Web sites.
Matt Kupchin commented, “Both our Broadway and West End theater businesses continued to enjoy strong growth through the holiday season, and we believe this acquisition will provide our Broadway Ticketing Division with additional momentum in the years ahead. Showtix is a natural fit for our platform, bolstering our theater ticketing business and expanding our overall market presence. Patricia Daily and her team have done a wonderful job building Showtix into a highly respected sales agency with solid customer relationships and first class operations. We believe the addition will enhance our ability to service group customers planning a Broadway experience, while raising our profit potential in 2007 and beyond.”
Patricia Daily commented, “Theatre Direct International and Broadway.com are premier destinations for Broadway and Off-Broadway ticketing and information, and we are thrilled to join the company. We believe our group ticketing platform and strong customer service focus will further enhance these businesses, and we look forward to working together.”
Mitchell Rubenstein, CEO of Hollywood Media Corp., commented, “This tuck-in acquisition is consistent with our strategy of deploying capital to grow our business and increase shareholder returns.

HOLLYWOOD MEDIA CORP. ACQUIRES BROADWAY TICKETING BUSINESS OF SHOWTIX LLC
- Tuck-in acquisition strengthens company’s leading Broadway ticketing platform -

As previously discussed, we continue to assess all strategic options for our businesses as well as our current cash resources, as appropriate.”
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Data Business division including CinemaSource, EventSource, and ExhibitorAds; its Broadway Ticketing division including Broadway.com, 1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.- based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
About Showtix LLC
Showtix LLC is a full-service, licensed theater group sales agency servicing all Broadway and Off-Broadway theater ticket needs. The Company, founded in 1992, is headquartered in New York City and services domestic group buyers. For more information about Showtix, please visit www.showtixinc.com.
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Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2005. Such forward-looking statements speak only as of the date on which they are made. The information contained at the showtixinc.com website is not incorporated herein and does not constitute part of this press release.
Contact:
L. Melheim
Hollywood Media Corp.
+1-561-998-8003